Exhibit 99.1

Apple REIT Six

SpringHill
Suites
Marriott

third quarter

September 30, 2008

DEAR SHAREHOLDER

GLADE M. KNIGHT

I am pleased to take this opportunity to share with you combined third quarter operational results from the 68 hotels within the Apple REIT Six, Inc. portfolio. At a time when the state of our nation’s economy is at the forefront of the news, I am confident in the Company’s unique capital structure, selection of world-renowned hotel brands and overall market diversity. Our team remains committed to growing the value of your investment over time through strong returns and the appreciation of our assets.

Performance at the hotels within our portfolio was stable during the third quarter of this year. For the three-month period ending September 30, 2008, our hotels reported average daily rates (ADR) of $120 and for the nine-month period, $118. These amounts are 2.6 and 3.5 percent ahead of results for the same periods in 2007, respectively. Although we experienced a slight decline in our nightly occupancy rates, averaging 75 percent for the third quarter of 2008 and 74 percent year to date, compared to 77 percent for the third quarter of 2007 and 76 percent year to date 2007, revenue per available room (RevPAR) was $90 for the third quarter of 2008, even with results for the same period in 2007. For the nine-month period ending September 30, 2008, RevPAR was $87, slightly ahead of the $86 RevPAR for the same period in 2007.

We consider operations at the hotels within our portfolio good, given the current economic climate. Overall, funds from operations (FFO) totaled $25.6 million, or $0.28 per share, for the three-month period ending September 30, 2008, compared to $26.0 million, or $0.29 per share, for the same period in 2007. For the nine-month period ending September 30, 2008, we achieved FFO of $71.7 million, or $0.79 per share, compared to last year’s results for the same period of $71.3 million, or $0.80 per share. Apple REIT Six distributed $0.23 in dividends during the third quarter of 2008, equal to an 8.2 percent annual return based on an $11 share price.

Apple REIT Six, through a disciplined approach to capital allocation, completed significant renovation projects at seven of our hotels during the first nine months of 2008. We strive for our hotels to reflect the latest and best industry standards, a strategy that we will maintain to preserve our asset value over time.

The acquisition of Apple REIT Six’s attractive portfolio of hotels was virtually on an all-cash basis. With a history of strong hotel performance, I firmly believe that our overall business model has well-prepared us for today’s ever-changing economic conditions. Although hotel industry analysts have predicted that market conditions will be challenging in the coming months, we are cautiously optimistic and anticipate our year-end results will be reflective of continued stable hotel operations as compared to general economic conditions. We look forward to reporting those results to you in our 2008 Annual Report, which is scheduled for delivery in the spring of 2009. As always, we thank you for your investment and look forward to sharing our progress with you in future reports.

Sincerely,

Glade M. Knight Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept 30, 2008	Three months ended Sept 30, 2007	Nine months ended Sept 30, 2008	Nine months ended Sept 30, 2007
REVENUES
ROOM REVENUE	$65,629	$64,532	$188,737	$182,808
OTHER REVENUE	4,860	4,873	15,068	14,735
REIMBURSED EXPENSES	1,121	—	3,309	—

TOTAL REVENUES	$71,610	$69,405	$207,114	$197,543

EXPENSES
DIRECT OPERATING EXPENSE	$16,880	$16,615	$50,011	$47,796
OTHER HOTEL OPERATING EXPENSES	25,700	24,967	75,322	72,218
GENERAL AND ADMINISTRATIVE	1,360	1,211	4,218	3,962
REIMBURSED EXPENSES	1,121	—	3,309	—

DEPRECIATION	7,809	6,956	22,995	20,580
INTEREST, NET	512	447	1,352	1,679

TOTAL EXPENSES	$53,382	$50,196	$157,207	$146,235

NET INCOME	$18,228	$19,209	$49,907	$51,308

NET INCOME PER SHARE	$0.20	$0.21	$0.55	$0.57

FUNDS FROM OPERATIONS (A)
NET INCOME	$18,228	$19,209	$49,907	$51,308
DEPRECIATION OF REAL ESTATE OWNED	7,408	6,744	21,792	19,944

FUNDS FROM OPERATIONS	$25,636	$25,953	$71,699	$71,252

FFO PER SHARE	$0.28	$0.29	$0.79	$0.80

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,092	89,704	90,712	89,525

OPERATING STATISTICS
OCCUPANCY	75%	77%	74%	76%
AVERAGE DAILY RATE	$120	$117	$118	$114
REVPAR	$90	$90	$87	$86
NUMBER OF HOTELS OWNED	68	67
DIVIDENDS PER SHARE	$0.23	$0.22	$0.67	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	Sept. 30, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$826,482	$820,468
CASH AND CASH EQUIVALENTS	7,055	33,261
OTHER ASSETS	30,935	28,928

TOTAL ASSETS	$864,472	$882,657

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE SECURED	$34,091	$51,679
OTHER LIABILITIES	12,738	14,734

TOTAL LIABILITIES	46,829	66,413
TOTAL SHAREHOLDERS’ EQUITY	817,643	816,244

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$864,472	$882,657

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at Sept. 30, 2008 and the results of operations for the interim period ended Sept. 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA

Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)

ALASKA

Anchorage (3)

ARIZONA

Phoenix, Tempe (2)

CALIFORNIA

Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco

COLORADO

Boulder, Denver (2)

CONNECTICUT

Farmington, Rocky Hill, Wallingford

FLORIDA

Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee

GEORGIA

Albany, Columbus, Savannah, Valdosta

NEW JERSEY

Mt. Olive, Somerset

NEW YORK

Saratoga Springs

NORTH CAROLINA

Roanoke Rapids

OREGON

Hillsboro (3), Portland

PENNSYLVANIA

Pittsburgh

SOUTH CAROLINA

Myrtle Beach

TENNESSEE

Nashville

TEXAS

Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen

VIRGINIA

Fredericksburg

WASHINGTON

Kent, Mukilteo, Redmond, Renton

ABOVE: HILTON GARDEN INN • ROANOKE RAPIDS, NC

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director, Investor Services

(804) 727-6321 or

KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: SPRINGHILL SUITES• FORT WORTH, TX

BACK: HOMEWOOD SUITES • SOMERSET, NJ

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.